UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  December 22, 2005

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2005, the Tribune Company Employee Benefits Committee (the “Committee”), pursuant to authority delegated to it by the Tribune Company Board of Directors, amended and restated each of (i) the Tribune Company Transitional Compensation Plan for Executive Employees, (ii) the Tribune Company Directors’ Deferred Compensation Plan, (iii) the Tribune Company Bonus Deferral Plan and (iv) the Tribune Company 1996 Nonemployee Director Stock Compensation Plan. The plans were amended and restated to conform to the requirements of Section 409A of the Internal Revenue Code and the regulations promulgated thereunder and to make other minor administrative changes deemed necessary by the Committee. The amended and restated plans are retroactively effective to January 1, 2005. Copies of the amended and restated plans are filed as Exhibits 10.1. 10.2, 10.3 and 10.4 to this 8-K.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
                      ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL
                      OFFICERS.

On December 19, 2005, Kathryn C. Turner provided Tribune Company with written notice of her decision to resign as a Tribune Company director at the May 2006 Board of Directors meeting for personal reasons. Ms. Turner, 58, has served as a Tribune Company director since 2002 and is presently a member of the Audit Committee of the Board of Directors.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1	Tribune Company Transitional Compensation Plan for Executive Employees (as amended and restated effective as of January 1, 2005)

Exhibit 10.2	Tribune Company Directors' Deferred Compensation Plan (as amended and restated effective as of January 1, 2005)

Exhibit 10.3	Tribune Company Bonus Deferral Plan (as amended and restated effective as of January 1, 2005)

Exhibit 10.4	Tribune Company 1996 Nonemployee Director Stock Compensation Plan (as amended and restated effective as of January 1, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: December 22, 2005	/s/ Mark W. Hianik Mark W. Hianik Vice President/Assistant General Counsel

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